Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-252696 and 333-257926 and 333-257128) and Form S-8 (Nos. 333-244380, 333-234303, 333-213835, 333-199120, 333-190222, 333-163919 and 333-266105) of Oramed Pharmaceuticals Inc. of our report dated March 6, 2023 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/S/ Kesselman & Kesselman
March 6, 2023	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Derech Menachem Begin 146, Tel-Aviv 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il